UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2017

IHEARTMEDIA CAPITAL I, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-158279-36	27-0263715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On March 15, 2017, iHeartCommunications, Inc. (the “Company”), a wholly owned subsidiary of iHeartMedia Capital I, LLC, commenced exchange offers (the “Notes Exchange Offers”) to exchange certain series of its outstanding debt securities (the “Existing Notes”) for new securities of the Company, iHeartMedia, Inc. and CC Outdoor Holdings, Inc. and concurrent consent solicitations with respect to the terms of the Existing Notes. On March 15, 2017, the Company also commenced offers (the “Term Loan Offers”) to amend its outstanding Term Loan D and Term Loan E borrowings under its senior secured credit facility.

As previously disclosed, the Company has engaged in discussions with lenders under its Term Loan D and Term Loan E facilities. Those discussions have most recently included Symphony Asset Management, Eaton Vance and OppenheimerFunds (the “Holders”), in connection with the Term Loan Offers. On May 11, 2017, the Company received a letter from counsel to the Holders with respect to its discussions with the Holders. A copy of the letter from counsel to the Holders is attached hereto as Exhibit 99.1. The Company and the Holders entered into non-disclosure agreements (“NDAs”) in furtherance of these discussions. The Company is making the disclosures herein in accordance with the terms of the NDAs.

The discussions subject to the NDAs involved continued negotiations with respect to a potential global restructuring of the indebtedness of the Company. These discussions resulted in several term sheets exchanged back and forth over the past couple of months. On June 26, 2017, the Company provided the Holders with a proposal, and on July 13, 2017, the Holders provided the Company with a counterproposal. A copy of a presentation made by advisors to the Company to the Holders that includes an overview of the proposal and counterproposal is attached hereto as Exhibit 99.2.

No agreement has been reached with respect to the above discussions and discussions remain ongoing. There can be no assurance that any agreement will be reached. Any such agreement will require the consent of additional debt holders who are not party to the negotiations, and who hold substantial percentages of our debt. The information set forth in this Item 7.01 of this Current Report on Form 8-K is not an offer to sell or exchange, or solicitation of an offer to buy any securities, or a solicitation of consents with respect to any securities.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following documents are furnished herewith:

Exhibit No.	Description

99.1	Letter from Legal Counsel to Holders to the Company’s Advisor dated May 11, 2017 (Incorporated by reference to Exhibit 99.1 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed July 17, 2017).

99.2	Presentation dated July 17, 2017 (Incorporated by reference to Exhibit 99.2 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed July 17, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA CAPITAL I, LLC

Date: July 17, 2017	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter from Legal Counsel to Holders to the Company’s Advisor dated May 11, 2017 (Incorporated by reference to Exhibit 99.1 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed July 17, 2017).

99.2	Presentation dated July 17, 2017 (Incorporated by reference to Exhibit 99.2 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed July 17, 2017).